SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report
                                 April 21, 1998

                               VAALCO ENERGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                       000-20928              76-0274813
(STATE OR OTHER JURISDICTION OF  (COMMISSION FILE NUMBER)  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

                         4600 POST OAK PLACE, SUITE 309
                              HOUSTON, TEXAS 77027
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (713) 623-0801
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

================================================================================

        THIS REPORT INCLUDES "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED ("EXCHANGE ACT"). ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT INCLUDED IN THIS REPORT (AND THE EXHIBITS HERETO), INCLUDING WITHOUT LIMITATION, STATEMENTS REGARDING THE COMPANY'S FINANCIAL POSITION AND ESTIMATED QUANTITIES AND NET PRESENT VALUES OF RESERVES, ARE FORWARD LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE ASSUMPTIONS UPON WHICH SUCH FORWARD-LOOKING STATEMENTS ARE BASED ARE REASONABLE, IT CAN GIVE NO ASSURANCES THAT SUCH ASSUMPTIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ("CAUTIONARY STATEMENTS") ARE DISCLOSED IN THE SECTION "RISK FACTORS" INCLUDED HEREIN AND IN THE COMPANY'S FORMS 10-KSB AND OTHER PERIODIC REPORTS FILED UNDER THE EXCHANGE ACT, WHICH ARE HEREIN INCORPORATED BY REFERENCE. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED BY THE CAUTIONARY STATEMENTS.

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

        See response to Item 2, which is incorporated herein by reference.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On April 21, 1998, VAALCO Energy, Inc. ("VAALCO") consummated the acquisition (the "Acquisition") of 1818 Oil Corp. ("1818 Corp.") from The 1818 Fund II, L.P. (the "Fund") in exchange for 10,000 shares of its Convertible Preferred Stock, Series A ("Preferred Stock"). The Preferred Stock is convertible into 27.5 million shares (57% following such conversion) of common stock, $0.01 par value per share ("Common Stock") of VAALCO. In addition, the Fund simultaneously acquired 3,763,441 shares of Common Stock for $7 million in cash. Prior to conversion, the holder of the Preferred Stock votes on an as converted basis with the Common Stock and is entitled to receive any dividends declared with respect to the Common Stock on an as converted basis. Taken together with the Common Stock acquired by the Fund, the Fund will be entitled to vote 31,263,441 shares (65%) of Common Stock on all matters submitted to holders of Common Stock.

        The principal asset of 1818 Corp. is a 7.5% limited partner interest in Hunt Overseas Exploration Company, L.P., ("Hunt") which has exploration prospects in a number of international areas. The general partner of Hunt is Hunt Overseas Operating Company ("HOOC"), a subsidiary of Hunt Oil Company, which has extensive experience in international exploration and development operations.

        Under the partnership agreement of Hunt, 1818 Corp. has an obligation to contribute $5.1 million to fund its share of the exploration costs of Hunt. In addition, if Hunt discovers oil or gas deposits, 1818 Corp. will be required to contribute an additional $7.5 million to fund appraisal costs. Immediately prior to the closing of the Acquisition, 1818 Corp. deposited cash in the amount of $12.6 million with a commercial bank that will hold such cash as collateral for a letter of credit issued by the bank in favor of Hunt to secure the Company's obligations to make future capital contributions. If Hunt does not call such capital contributions as provided in the partnership agreement of Hunt, the cash collateral will be released to the Company.

        The Fund, as the holder of the Preferred Stock, has the right to vote as a class with the holders of Common Stock on all matters submitted to a vote of the holders of Common Stock on an "as converted basis." Following the Offering, the Fund will own Common Stock and Preferred Stock which will in the aggregate represent approximately 65% of the outstanding voting power of the Company on an as converted basis (excluding options and warrants), and will therefore have the ability to control the vote on all matters submitted to a vote of the holders of the Common Stock, including the election of directors.

        In addition, the holder of the Preferred Stock has the right to appoint three directors of the Company, voting separately as a class. The Fund, as holder of the Preferred Stock, has appointed Lawrence C. Tucker, T. Michael Long and Walter W. Grist as directors of VAALCO pursuant to the provisions of the Preferred Stock. The following is a description of the business history of Messrs. Tucker, Long and Grist:

                Lawrence C. Tucker - Mr. Tucker is a general partner of Brown Brothers Harriman & Co. ("BBH&Co."), a private banking company, and has been with BBH&Co. for 31 years. Mr. Tucker currently serves as a member of the Steering Committee of BBH&Co. With T. Michael Long, Mr. Tucker is responsible for the corporate finance activities of BBH&Co., including management of the 1818 Funds, private equity investing partnerships with committed capital exceeding $1 billion. Mr. Tucker is a director of WorldCom, Inc., Riverwood International Corporation, National Healthcare Corporation and WellCare Management Group, Inc. Mr. Tucker has a B.S. degree from Georgia Institute of Technology and an MBA from the Wharton School of the University of Pennsylvania.

                T. Michael Long - Mr. Long is a general partner of BBH&Co. and has been with BBH&Co. for 27 years. With Mr. Tucker, Mr. Long is responsible for the corporate finance activities of BBH&Co., including management of the 1818 Funds, private equity investing partnerships with committed capital exceeding $1 billion. Mr. Long received a B.A. degree from Harvard College in 1965 and he received an MBA from The Harvard University Graduate School of Business in 1971. Mr. Long is a director of Columbia/HCA Healthcare Corporation, Gulf Canada Resources Limited and Gulf Indonesia Resources Limited.

                Walter W. Grist - Mr. Grist has been with BBH&Co. for over 30 years. Mr. Grist is one of several managers of the 1818 Funds, private equity investing partnerships with committed capital exceeding $1 billion. Mr. Grist received his B.S. degree is Business Administration at New York University in 1965. Mr. Grist is a director of Computerized Medical Systems, Inc., Steri-Oss, Inc., and WellCare Management Group, Inc.

        In connection with the consummation of the acquisition of Hunt, the Company issued 5,183,441 shares of its Common Stock in a private placement for aggregate gross proceeds of $9.8 million. Of these shares, 3,763,441 were acquired by the Fund. VAALCO will use the proceeds of this offering to fund its capital budget, including possible future acquisitions, and for general corporate purposes.

        In addition, in connection with the consummation of the acquisition of Hunt, the Company entered into an agreement with Paramount Petroleum Company and its owner Robert Schneeflock to explore for oil and gas in the Gulf Coast area. The Company has committed to fund up to $3.0 million to fund exploration activities of the joint venture.

ADDITIONAL RISK FACTORS

        In addition to the risk factors described in the Company's Forms 10-KSB and elsewhere in its filings with the Securities and Exchange Commission, investors should also consider the following risks associated with the transactions described in this Report on Form 8-K:

        CHANGE OF CONTROL

        The Fund owns Common Stock and Preferred Stock which vote as a class with the Common Stock on an as converted basis, and which will in the aggregate represent approximately 65% of the outstanding voting power of the Company on an as converted basis (excluding options and warrants). In addition, the terms of the Preferred Stock provide that while the Preferred Stock is outstanding, the holders of Preferred Stock voting together as a class will be entitled to elect three directors of the Company. Accordingly, the Fund will be able to control all matters submitted to a vote of the stockholders of the Company, including the election of directors.

        In connection with the Hunt Transaction, the Company made certain changes to its bylaws which require that at least a majority of the directors constituting the entire board of directors, which majority must include at least one of the directors elected by the holders of Preferred Stock, approve each of the following transactions effected by either the Company or, as applicable, any subsidiary of the Company: any issuance of or agreement to issue any equity securities, including securities convertible into or exchangeable for such equity securities (other than issuances pursuant to an employee benefit plan); the declaration of any dividend; the incurrence, assumption of or refinancing of indebtedness; the adoption of any employee stock option or similar plan; entering into employment or consulting agreements with annual compensation exceeding $100,000; any merger or consolidation; the sale, conveyance, exchange or transfer of the voting stock or all or substantially all of the assets; the sale or other disposition to another person, or purchase, lease or other acquisition from another person, of any material assets, rights or properties; certain expenditures in excess of $300,000; the formation of any entity that is not wholly-owned by the Company; material changes in accounting methods or policies; any amendment, modification or restatement of the certificate of incorporation or bylaws; the settlement of any claim or other action against the Company or subsidiary in an amount in excess of $50,000; approval or amendment of the annual operating budget; any other action which is not in the ordinary course of business; and the agreement to take any of the foregoing actions. Accordingly, none of the foregoing actions can be taken by the Company without the approval of at least one director designated by the holders of the Preferred Stock.

        INVESTMENT IN HUNT

        Upon consummation of the Hunt Transaction, the Company will be a limited partner in Hunt. All decisions concerning the operations of Hunt will be made by the general partner of Hunt without the consent of the limited partners. Accordingly, the Company will not be able to control, and may not be able to influence, decisions with respect to operations of Hunt, including decisions regarding the purchase of concessions and other interests, exploration and development operations (including the location, testing, completing or plugging and abandoning of wells, as well as the gathering of seismic and other geophysical data), farm out and other participation agreements, the acquisition or sale of real and personal property, insurance coverage, bank and other financings and other matters significant to the operations of Hunt.

        The exploration activity of Hunt is ongoing. To date, Hunt's exploration activities have not resulted in the discovery of any commercial oil or gas reserves. No assurance can be given that Hunt's activities will ever result in any commercial production or that the Company will realize a return on its investment in Hunt. Hunt's operations are subject to risks applicable to the oil and gas industry in general as well as to risks inherent in foreign operations, and are subject to many of the risks described in the Company's Form 10-KSB.

        RESALES OF COMMON STOCK OFFERED HEREBY, SHARES ELIGIBLE FOR FUTURE SALE

        Commencing April 21, 1999, Rule 144 of the Securities Act will permit the persons who purchased Common Stock in the Offering to sell, within any three month period, a portion of the shares of Common Stock purchased by them not exceeding the greater of 1% of the outstanding shares (approximately 207,500 shares upon consummation of the Offering and the Hunt Transaction) or the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. A person who has not been an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned shares for at least two years, is entitled to sell such shares under Rule 144 without regard to the volume limitations, manner of sale provisions or notice or current public information requirements. Affiliates of the Company continue to be subject to the volume limitations and other requirements of Rule 144, regardless of the period of time they have held their shares.

        The Company, the Fund and the purchasers of Common Stock in the Offering have entered into a registration rights agreement under which the Fund and such purchasers have the right to require the Company to register under the U.S. securities laws any shares of Common Stock owned by the Fund or such purchasers. The Fund and such purchasers also have the right to include shares of Common Stock owned by them in registration statements filed by the Company. Sales or the possibility of sales of such Common Stock in the public market could adversely affect the prevailing market price of the Common Stock.

        QUALIFICATION OF NET OPERATING LOSS CARRY FORWARD

        As of December 31, 1996, VAALCO had a net operating loss carry forward of $13.2 million for federal income tax purposes, and 1818 Corp. had a net operating loss carry forward of from $10 million to $12 million. As a result of the acquisition of the capital stock of 1818 Corp., the net operating loss of the Company which otherwise could have been used to offset future taxable income will be limited to $1.6 million during any year. The net operating losses of 1818 Corp. will not be affected by the transaction.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

        Not applicable

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

        Not applicable

ITEM 5.  OTHER EVENTS

        Not applicable

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

        Not applicable

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements of Businesses Acquired

        1.     Financial Statements of 1818 Oil Corp.

        It is impracticable to provide the required financial statements by the date this Report is required to be filed with the Securities and Exchange Commission (the "Commission") and the financial statements are currently not available. The Company will provide such statments under cover of Form 8-K/A as soon as practical, but in any event not later than 60 days after the date this Report is required to be filed with the Commission.

(b)     Pro forma Financial Information

        1.     Unaudited Pro Forma Financial Statements of VAALCO Energy, Inc.

               The unaudited pro forma financial statements of VAALCO Energy, Inc. are attached as Schedule A to this Form 8-K.

(c)     Exhibits

        EXHIBIT
        NUMBER         DESCRIPTION

           1.      Underwriting Agreement*

           2. Plan of acquisition, reorganization, arrangement, liquidation or succession

                   2.1 Stock Acquisition Agreement and Plan of Reorganization, dated February 17, 1998, by and among the Company and the Fund**

                   2.2 First Amendment to Stock Acquisition Agreement and Plan of Reorganization, dated April 21, 1998.

                   2.3 Registration Rights Agreement among the Company and The 1818 Fund II, L.P., dated April 21, 1998

                   2.4 Registration Rights Agreement among the Company and the purchasers of Common Stock in a private placement dated April 21, 1998

           4. Instruments defining the rights of holders, including indentures

                   4.1 Designation of Convertible Preferred Stock, Series A, as filed with the Delaware Secretary of State

           16.     Letter re change in certifying accountant*

           17.     Letter on director resignation*

           20.     Other documents or statements to securityholders*

           23.     Consents of experts and counsel*

           24.     Power of attorney*

           27.     Financial Data Schedule*

           99.     Additional exhibits

                   99.1 Company's Press Release, dated February 17, 1998 pertaining to the Agreement**
                   99.2  Press Release dated April 23, 1998

--------
*  Inapplicable to this filing
**  Previously filed

ITEM 8.  CHANGE IN FISCAL YEAR

        Not applicable

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

        Not applicable

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            VAALCO ENERGY, INC.

May 6, 1998                                 By: /s/ W. RUSSELL SCHEIRMAN
                                                W. Russell Scheirman
                                                President & Chief Financial
                                                Officer

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                                DESCRIPTION
------                                -----------

      2.2 First Amendment to Stock Acquisition Agreement and Plan of Reorganization, dated April 21, 1998.

      2.3 Registration Rights Agreement among the Company and The 1818 Fund II, L.P., dated April 21, 1998

      2.4 Registration Rights Agreement among the Company and the purchasers of Common Stock in a private placement dated April 21, 1998

      4.1 Designation of Convertible Preferred Stock, Series A, as filed with the Delaware Secretary of State

      99.2  Press Release dated April 23, 1998

                                   Schedule A

                    UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

        The following unaudited pro forma consolidated financial statements have been prepared based on historical financial statements of the Company and 1818 Corp. as of and for the year ended December 31, 1997. The pro forma financial statements give effect to the Company's proposed Hunt Transaction and the Offering (the "Transactions"). The Hunt Transaction will be accounted for as a reverse acquisition and 1818 Corp. will be the acquiring entity for accounting purposes.

        The unaudited pro forma consolidated financial statements have been prepared under the purchase method of accounting. Under this method of accounting, based on a preliminary allocation of the purchase price of the Company, its identifiable assets and liabilities have been adjusted to their estimated fair values. The preliminary purchase price allocations are based upon estimates and assumptions which are subject to subsequent determination and more detailed analysis, receiving final detailed appraisals and evaluations of specific assets and liabilities. The final allocation of the purchase price may differ from the amounts contained in these unaudited pro forma consolidated financial statements.

        The unaudited pro forma condensed balance sheet was prepared assuming the Transactions occurred on December 31, 1997 and gives effect to events directly attributable to these Transactions. The unaudited pro forma income statements were prepared as if the Transactions occurred at the beginning of each period presented and give effect to events directly attributable to the Transactions which are expected to have a continuing impact on the Company.

        The unaudited pro forma consolidated financial statements have been prepared based on the foregoing and on certain assumptions described in the notes thereto. Such statements should be read in conjunction with the historical financial statements of the Company including the notes thereto, included as exhibits, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," that are included elsewhere herein. The following unaudited pro forma consolidated financial statements do not purport to be indicative of the financial position or results of operations that would have been reported had the Transactions been effected on the dates indicated, or that may be reported in the future.

                      VAALCO ENERGY, INC. AND SUBSIDIARIES

                        UNAUDITED PRO FORMA BALANCE SHEET

                                DECEMBER 31, 1997

                    (IN THOUSANDS, EXCEPT PAR VALUE AMOUNTS)

                                               HISTORICAL
                                          ----------------------
                                                                   HUNT      OFFERING/FUND
                                                                TRANSACTION  INVESTMENT
                                            VAALCO   1818 CORP. ADJUSTMENTS  ADJUSTMENTS   PRO FORMA
                                          -------------------------------------------------------
ASSETS
Current Assets:
  Cash and cash equivalents.............. $  3,379   $     32   $   (32)(1)$  9,200(2) $  12,579
  Receivables:
    Trade................................    1,527         --        --          --        1,527
    Other................................      655         --        --          --          655
  Materials and supplies.................      361         --        --          --          361
  Prepaid expenses and other.............        6         --        --          --            6
                                          --------   --------   -------    --------    ---------
    Total current assets.................    5,928         32       (32)      9,200       15,128
                                          --------   --------   -------    --------    ---------
Property and Equipment-Successful Efforts
Method:
  Wells, platforms and other production
    facilities...........................   46,977         --        --          --       46,977
  Undeveloped acreage....................      867         --        --          --          867
  Equipment and other....................      242         --        --          --          242
                                          --------   --------   -------    --------    ---------
                                            48,086         --        --          --       48,086
  Accumulated depreciation, depletion and
    amortization.........................  (46,330)        --        --          --      (46,330)
                                          --------   --------   -------    --------    ---------
  Net property and equipment.............    1,756         --        --          --        1,756
                                          --------   --------   -------    --------    ---------
Other Assets:
  Investment in partnership..............       --      1,804        --          --        1,804
  Other long-term assets.................      129         --        --          --          129
  Advances - related parties.............       42         --        --          --           42
  Other investments......................      300         --        --          --          300
                                               412         --     13,657(1)      --       14,069
                                           -------    -------   --------    -------     --------
TOTAL.................................... $  8,567   $  1,836   $13,625    $  9,200    $  33,228
                                          ========   ========   =======    ========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
 (DEFICIT)
Current Liabilities:
  Accounts payable....................... $  2,346   $     --   $    --    $     --    $   2,346
  Accrued liabilities....................      130      2,872    (2,872)(1)      --          130
  Accounts with partners.................      566         --        --          --          566
  Deferred income tax....................       86         --        --          --           86
  Current portion of debt obligations....       --     12,295   (12,295)(1)      --           --
                                          --------   --------   -------    --------    ---------
    Total current liabilities............    3,128     15,167   (15,167)         --        3,128
                                          --------   --------   -------    --------    ---------
  Future abandonment costs...............    4,277         --        --          --        4,277
                                          --------   --------   -------    --------    ---------
  Total liabilities......................    7,405     15,167    15,167)         --        7,405
                                          --------   --------   -------    --------    ---------
Commitments and contingencies............

Total stockholders' equity (deficit).....    1,162    (13,331)    28,792      9,200(2)    25,823
                                          --------   --------   --------   --------    ---------
TOTAL.................................... $  8,567   $  1,836   $13,625    $  9,200    $  33,228
                                          ========   ========   =======    ========    =========

             See Notes to Unaudited Pro Forma Financial Statements.

                      VAALCO ENERGY, INC. AND SUBSIDIARIES
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      TWELVE MONTHS ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   HISTORICAL
                                            --------------------------

                                               VAALCO    1818 CORP.    ADJUSTMENTS   PRO FORMA
                                            -----------------------------------------------------
Revenues:
  Oil and gas sales......................   $   2,273   $        --   $      --     $    2,273
  Gain on sale of assets.................       4,164            --          --          4,164
                                            ---------   -----------   ---------     ----------
    Total revenues.......................       6,437            --          --          6,437
                                            ---------   -----------   ---------     ----------
Operating Costs and Expenses:
  Production expenses....................       1,426            --          --          1,426
  Exploration costs......................          46            --          --             46
  Depreciation, depletion and amortization        493            --          --            493
  General and administrative expenses....       1,821            --          --          1,821
                                            ---------   -----------   ---------     ----------
    Total operating costs................       3,786            --          --          3,786
                                            ---------   -----------   ---------     ----------
Operating Income.........................       2,651            --          --          2,651

Other Income (Expense):
  Interest income........................          85             1          (1) (3)        85
  Interest expenses and financing charges        (175)       (1,717)      1,717  (3)      (175)
  Net increase in unrealized depreciation          --       (14,590)         --        (14,590)
  Other income, net......................         (99)           --          --            (99)
                                            ---------   -----------   ---------     ----------
    Total other income (expense).........        (189)      (16,306)      1,716        (14,779)
                                            ---------   -----------   ---------     ----------
Income (Loss) Before Taxes...............       2,462       (16,306)      1,716        (12,128)
Income Tax Expense.......................        (126)           --          --           (126)
                                            ---------   -----------   ---------     ----------
Net Income (Loss)........................       2,336       (16,306)      1,716        (12,254)
Preferred Dividends......................         (56)           --          --            (56)
                                            ---------   -----------   ---------     ----------
Net Income (Loss) Attributable to Common
Stockholders.............................   $   2,280   $   (16,306)  $   1,716     $  (12,310)
                                            =========   ===========   =========     ===========
Income (Loss) per Common Share:
  Basic..................................   $    0.19                               $    (0.73)
                                            =========                               ==========
  Diluted................................   $    0.18                               $    (0.73)
                                            =========                               ==========
Weighted Average Common Shares:
  Basic..................................     11,839                                    7,022(4)
                                            ========                                =========
  Diluted................................     12,891                                   45,574
                                            ========                                =========

             See Notes to Unaudited Pro Forma Financial Statements.

                      NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(1) Represent the adjustments to reflect the acquisition by VAALCO from the Fund of all the outstanding capital stock of 1818 Corp. in exchange for 10,000 shares of Preferred Stock which are convertible into 27.5 million shares of Common Stock of VAALCO. The Hunt Transaction will be accounted for as a reverse acquisition and 1818 Corp. will be the acquiring entity for accounting purposes.

    Adjustments are for fair values of identifiable assets and certain events directly attributable to the Transactions. Such items include:

        (a)   Restricted cash of $13.6 million, and
        (b) The elimination of certain liabilities associated with future commitments of $15.2 million.

(2) Represents the adjustments to record the proceeds from the issuance of 5,183,441 shares of Common Stock net of $0.6 million in fees and expenses.

(3) To eliminate interest expense on indebtedness payable by 1818 Corp. to the Fund. The indebtedness will be contributed by the Fund to 1818 Corp. in connection with the closing of the Transactions.

(4) Issuance of the 5,183,441 shares of Common Stock net of fees and expenses of $0.6 million.

                               VAALCO ENERGY, INC.

                                    EXHIBITS

1.      Form 10-KSB of VAALCO Energy, Inc. for the Year Ended December 31, 1997.

2.      Audited Financial Statements of 1818 Oil Corp.

3. Unaudited Pro Forma Financial Statements of VAALCO Energy, Inc. for the Year Ended December 31, 1997.